Exhibit 5.1

Opinion of K&L Gates LLP

October 15, 2014

SolarCity Corporation

3055 Clearview Way

San Mateo, California 94402

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are special counsel to SolarCity Corporation, a Delaware corporation (the “Company”) in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus which forms a part thereof (the “Prospectus”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of an unlimited amount of its general unsecured corporate bonds in one or more series (“Solar Bonds”). Any Solar Bonds are to be issued pursuant to an Indenture dated October 15, 2014, between the Company and U.S. Bank National Association (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement (together with any related supplement thereto, the “Indenture”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement, including the Prospectus;

(ii) the Amended and Restated Certificate of Incorporation of the Company, as amended and supplemented, and as certified by the Secretary of the Company to be currently in effect (the “Charter”);

(iii) the Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company to be currently in effect (the “Bylaws”);

(iv) the Indenture and the form of Solar Bond included therein; and

(v) the corporate actions of the Company that provide for the approval of the Solar Bonds, including relevant resolutions of the Company’s Board of Directors.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Company, and certificates of public officials and of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

SolarCity Corporation

October 15, 2014

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the Indenture has been, and any supplemental indenture will be, duly authorized, executed and delivered by the Company and that any Solar Bonds that may be issued pursuant to the Indenture will be authenticated in accordance with the provisions of the Indenture. In addition, we have assumed that the terms of the Solar Bonds will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture and any supplemental indenture to be entered into in connection with the issuance of Solar Bonds will not violate or conflict with any law, rule or regulation to which the Company or its properties is subject. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to the Delaware General Corporation Law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Solar Bonds may be offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to any series of Solar Bonds offered by the Company, when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Solar Bonds has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Solar Bonds are to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Solar Bonds has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors,

SolarCity Corporation

October 15, 2014

including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of each series of Solar Bonds and related matters; (v) the Indenture and any supplemental indenture has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Solar Bonds and of their issuance and sale have been duly established in conformity with the Indenture and the terms of each series of Solar Bonds that are sold have been duly established in accordance with the applicable supplemental indenture and with the board resolutions adopted in connection with the issuance of that series of Solar Bonds; (vii) the Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture or board resolution to be entered into or adopted in connection with the issuance of such Solar Bonds and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor; and (viii) any applicable Platform has been activated and is operating in a manner as described in the Prospectus, the Solar Bonds, when issued and sold in accordance with the Indenture and any supplemental indenture or board resolution entered into or adopted in connection with the issuance of such Solar Bonds and the applicable underwriting agreement or Platform documents, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ K&L Gates LLP